Securities and Exchange Commission
450 5 th Street, N.W.
Washington, D.C. 20549

Members of the Commission:

We have read and agree with the comments in Item 4 of Form 8K of Severn Bancorp, Inc., dated January 2, 2004.

/s/ ANDERSON ASSOCIATES, LLP

January 2, 2004
Baltimore, Maryland